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                         RESOURCE ASSET INVESTMENT TRUST

                              ARTICLES OF AMENDMENT
                                       OF
                    AMENDED AND RESTATED DECLARATION OF TRUST


         Resource Asset Investment Trust, a Maryland real estate investment trust (the "Trust") under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, desires to amend its Amended and Restated Declaration of Trust as currently in effect and, in connection therewith, hereby states:

         FIRST: In an Action by Unanimous Consent in Writing of the Board of Trustees of the Trust, resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Declaration of Trust of the Trust, declaring that the amendment was advisable and in the best interests of the Trust and further directing that the proposed amendment be submitted to a vote of the shareholders of the Trust.

         SECOND: The proposed amendment was thereafter submitted to and adopted by the affirmative vote of more than two-thirds of all the votes entitled to be cast at the annual meeting of shareholders, in accordance with Section 2-501 of the General Corporation Law of the State of Maryland.

         THIRD:  The amendment adopted by the Trust is as follows:

                  Article II of the Amended and Restated Declaration of Trust is hereby amended such that the name of the Trust shall be RAIT Investment Trust.

         IN WITNESS WHEREOF, these Articles of Amendment of the Amended and Restated Declaration of Trust have been executed as of the _____ day of September, 2000, by the undersigned Chairman of the Board of Trustees of the Trust and witnessed by the undersigned Secretary of the Trust, each of whom acknowledges that this document is his/her free act and deed, and that to the best of his/her knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that the statement is made under the penalties for perjury.

ATTEST:                             RESOURCE ASSET INVESTMENT TRUST


----------------------------        ----------------------------------
Jonathan Z. Cohen, Secretary        Betsy Z. Cohen, Chairman

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         IN WITNESS WHEREOF, these Articles of Amendment of the Amended and
Restated Declaration of Trust have been executed as of the ____ day of September, 2000, by the undersigned Trustees of the Trust each of whom acknowledges that this document is his/her free act and deed, and that to the best of his/her knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that the statement is made under the penalties for perjury.

TRUSTEES:


---------------------------                 ----------------------------
Betsy Z. Cohen                              Jonathan Z. Cohen


---------------------------                 ----------------------------
Joel R. Mesznik                             Edward S. Brown


---------------------------                 ----------------------------
Daniel Promislo                             S. Peter Albert





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